As filed with the Securities and Exchange Commission on November 8, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Coherus BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	27-3615821
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(650) 649-3530

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Coherus BioSciences, Inc. 2016 Employment Commencement Incentive Plan

(Full Title of the Plan)

Dennis M. Lanfear

President and Chief Executive Officer

Coherus BioSciences, Inc.

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(650) 649-3530

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan C. Mendelson, Esq.

Benjamin A. Potter, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025-1008

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.0001 per share	500,000(2)	$16.10(3)	$8,050,000	$1,044.89

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) shall also cover any additional shares of common stock, par value $0.0001 per share, of Coherus BioSciences, Inc. (“Common Stock”) which become issuable under the Coherus BioSciences, Inc. 2016 Employment Commencement Incentive Plan (the “Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)

Represents the additional shares of common stock available for future issuance under the Registrant’s Inducement Plan resulting from an amendment adopted by the Registrant’s Board of Directors as of November 7, 2019.

(3)

The proposed maximum offering price per share has been estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Stock Market on November 5, 2019.

Proposed sales to take place as soon after the effective date of the Registration Statement as awards under the above-named plan are granted, exercised and/or vest.

REGISTRATION OF ADDITIONAL SECURITIES

Coherus BioSciences, Inc. (the “Company”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No. 333-213077) on August 11, 2016 relating to shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to be offered and sold under the Inducement Plan and the contents of the Registration Statements on Form S-8 filed with the securities and Exchange Commission on August 11, 2016 (File No.  333-213077), June 14, 2018 (File No.  333-225616), November 8, 2018 (File No.  333-228274), February 1, 2019 (File No.  333-229479) and May 9, 2019 (File No. 333-231329) are incorporated by reference in this Registration Statement. The Company is hereby registering an additional 500,000 shares of Common Stock issuable under the Inducement Plan, none of which have been issued as of the date of this Registration Statement.

Item 8. Exhibits.

Reference is made under this Item 8 to the exhibit index included in this Registration Statement.

INDEX TO EXHIBITS

Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Date Filed	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of Coherus BioSciences, Inc.	8-K	3.1	11/13/2014

4.2	Amended and Restated Bylaws of Coherus BioSciences, Inc.	8-K	3.2	11/13/2014

4.3	Specimen Common Stock Certificate.	S-1/A	4.2	10/24/2014

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

23.2	Consent of Independent Registered Public Accounting Firm.				X

24.1	Power of Attorney (included in the signature page to this registration statement).				X

99.1(a)#	Coherus BioSciences, Inc. 2016 Employment Commencement Incentive Plan.	10-Q	10.1(a)	8/9/2016

99.1(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the Coherus BioSciences, Inc. 2016 Employment Commencement Incentive Plan .	10-Q	10.1(b)	8/9/2016

99.1(c)#	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the Coherus BioSciences, Inc. 2016 Employment Commencement Incentive Plan.	10-Q	10.1(c)	8/9/2016

99.1(d)#	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the Coherus BioSciences, Inc. 2016 Employment Commencement Incentive Plan.	10-Q	10.1(d)	8/9/2016

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on November 8, 2019.

COHERUS BIOSCIENCES, INC.

By:	/s/ Dennis M. Lanfear
Dennis M. Lanfear
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Dennis M. Lanfear and Jean-Frédéric Viret, Ph.D., and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dennis M. Lanfear Dennis M. Lanfear	Chairman, President and Chief Executive Officer (Principal Executive Officer)	November 8, 2019

/s/ Jean-Frédéric Viret, Ph.D. Jean-Frédéric Viret, Ph.D.	Chief Financial Officer (Principal Financial and Accounting Officer)	November 8, 2019

/s/ James I. Healy, M.D., Ph.D. James I. Healy, M.D., Ph.D.	Director	November 8, 2019

/s/ V. Bryan Lawlis, Ph.D. V. Bryan Lawlis, Ph.D.	Director	November 8, 2019

/s/ Samuel R. Nussbaum, M.D. Samuel R. Nussbaum, M.D.	Director	November 8, 2019

/s/ Christos Richards Christos Richards	Director	November 8, 2019

/s/ Ali J. Satvat Ali J. Satvat	Director	November 8, 2019

/s/ Mary T. Szela Mary T. Szela	Director	November 8, 2019

/s/ Mats Wahlström Mats Wahlström	Director	November 8, 2019